Exhibit 10.7

SECOND AMENDMENT TO SECURED TERM PROMISSORY NOTES

SECOND AMENDMENT TO SECURED TERM PROMISSORY NOTES (this “Amendment”), dated as of September 4, 2020, is entered into by ONDAS NETWORKS INC., fka Full Spectrum Inc., a Delaware corporation (together with its subsidiaries hereinafter referred to as the “Borrower”), in favor of STEWARD CAPITAL HOLDINGS, LP, a Delaware limited partnership, and its successors and assigns (hereinafter referred to as “Lender”).

W I T N E S S E T H

WHEREAS the Borrower and the Lender have entered into that certain Loan and Security Agreement dated as of March 9, 2018, that certain First Amendment to the Loan and Security Agreement, dated as of June 18, 2019, and that certain Second Amendment to the Loan and Security Agreement, dated as of the Date hereof (collectively, the “Loan Agreement”);

WHEREAS, in connection with the Loan Agreement, the Borrower has executed in favor of Lender (i) that certain Secured Term Promissory Note, dated as of March 9, 2018, in the original principal amount of $5,000,000 and (ii) that certain Secured Term Promissory Note, dated as of October 9, 2018, in the original principal amount of $5,000,000 (collectively, the “Notes”);

WHEREAS the Borrower has requested and the Lender has agreed (i) to extend the Maturity Date of each of the Notes to September 9, 2021, (ii) that as of September 9, 2020, all accrued interest will be capitalized into the principal balance of the Notes, and (iii) that all interest accruing between September 9, 2020 and the Maturity Date will be due and payable on the Maturity Date; and

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.1 Amendment. Each Note is hereby amended so that (i) the Maturity Date for each Note shall be September 9, 2021, (ii) as of September 9, 2020, all accrued interest will be capitalized into the principal balance of the Notes, and (iii) all interest accruing between September 9, 2020 and the Maturity Date will be due and payable on the Maturity Date.

1.2 Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the parties to the Notes and shall not alter, modify, amend or in any way affect any of the terms or conditions contained therein, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Party to any future consent with respect to, or waiver, amendment, modification or other change of, any of the terms or conditions contained in the Notes in similar or different circumstances. Except as expressly stated herein, the Lender reserves all rights, privileges and remedies under the Notes. All references in the Loan Agreement and the other Loan Documents to the Notes shall be deemed to be references to the Notes as modified hereby.

1.3 Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

ONDAS NETWORKS INC.,
a Delaware corporation

By:	/s/ Eric A. Brock
Name:	Eric A. Brock
Title:	Chief Executive Officer

LENDER:

STEWARD CAPITAL HOLDINGS, LP

By:	/s/ Donald P. Johns
Name:	Donald P. Johns
Title:	Vice President/Chief Financial Officer